                                                                   EXHIBIT 10.24

                              AGREEMENT OF SUBLEASE

                  This Agreement of Sublease (this "SUBLEASE") is made as of the 10th day of January 2003 by and between RSA Security Inc., a Delaware corporation with offices at 174 Middlesex Turnpike, Bedford, Massachusetts (hereinafter referred to as "SUBLANDLORD"), and Atex Media Command, Inc., a Delaware corporation with offices at 15 Crosby Drive, Bedford, Massachusetts (hereinafter referred to as "SUBTENANT").

                                   WITNESSETH:

                  WHEREAS, pursuant to that certain Lease by and between Beacon Properties, L.P. (the "PRIME LANDLORD") and Sublandlord (f/k/a Security Dynamics Technologies, Inc.) dated March 11, 1996, as amended by a First Amendment to Lease dated May 10, 1997 and by a Second Amendment to Lease dated April 8, 1998 (the "PRIME LEASE" a copy of which Prime Lease, redacted as appropriate, is attached hereto as EXHIBIT A), Sublandlord has leased space located at the Crosby Corporate Center, known in the Prime Lease as Building 3, 24 Crosby Drive, Bedford, Massachusetts, and also referred to in the Prime Lease as the First Amendment Additional Premises (the "BUILDING");

                  WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the entire Building 3 at the Crosby Corporate Center as set forth above (hereinafter referred to as the "DEMISED PREMISES"); and

                  WHEREAS, the parties hereto desire to provide for the subletting of the Demised Premises on the terms and conditions set forth in this Sublease.

                  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Demised Premises. Subject to the written consent of the Prime Landlord, Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby sublease from Sublandlord, for the term and upon the conditions hereinafter provided, the Demised Premises, including the right to use all common areas relating to the Building as set forth in the Prime Lease. The Demised Premises consist of approximately 31,515 square feet of gross rentable area (the "RENTABLE AREA") and are outlined on EXHIBIT B attached hereto and made a part hereof.

                  2.       Condition of Demised Premises.

                  Sublandlord shall deliver the Demised Premises in broom clean but otherwise in its "as is" condition. Sublandlord shall not be required to make any alterations, improvements, repairs or decorations to the Demised Premises, and the Subtenant acknowledges that the provisions of Article 4 of the Prime Lease, Article 6 of the First Amendment to the Prime Lease, Article 5 of the Second Amendment to the Prime Lease, or any other provision requiring work to be completed prior to occupancy of the Demised Premises are not applicable to this Sublease. Subtenant's possession of the Demised Premises on the Commencement Date (as defined hereafter) shall be conclusive evidence that the Demised Premises have been delivered in accordance with the provisions of this Sublease and are acceptable to Subtenant.

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                  Subtenant shall make no alterations, additions or improvements to the Demised Premises without the prior written consent of Sublandlord and Prime Landlord All alterations, additions or improvements to the Premises shall be subject to the provisions of the Prime Lease.

                  3.       Term.

                  The term of this Sublease shall commence on the later of (i) January 10, 2003 or (ii) receipt of Prime Landlord's consent to this Sublease (the "COMMENCEMENT DATE") and shall end at midnight on June 30, 2009, or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions or limitations or other provisions of this Sublease or pursuant to law (the "TERM"). Notwithstanding the Commencement Date, Subtenant's obligation to pay Base Rent (as defined hereafter) shall commence on March 15, 2003 (the "RENT COMMENCEMENT DATE"). In addition, Subtenant shall receive an abatement of Base Rent in the thirteenth (13th) calendar month following the Commencement Date, provided that there is no default hereunder.

                  3a.      Early Termination Right. Subtenant shall have the
right to terminate this Sublease effective as of thirty six (36) months from the Commencement Date, by giving nine (9) months prior written notice to the Sublandlord of such determination, provided that Subtenant is not in default (after the expiration of any applicable grace periods) both as of the time Subtenant gives its notice and as of the effective date of the early termination. Should the Subtenant fail to give notice to the Sublandlord in writing as described above, time being of the essence, this right of early termination shall have been waived. Should the Subtenant terminate this Sublease as herein described, Subtenant must (a) vacate the Demised Premises and quit its use of the Demised Premises as of the effective date of termination as if the Sublease had expired at the end of the Term contemplated herein, (b) remove all of its fixtures, furnishings and possessions as of the effective date of the termination, and (c) pay Sublandlord an early termination fee in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00). Except as stated in immediately preceding sentence, upon such early termination, Subtenant shall be relieved of all of its future obligations of the terms of this Sublease, except those which expressly survive the expiration or termination hereof.

                  4. Use. Subtenant shall use and occupy the Demised Premises solely for general office purposes of a software company, including, without limitation, for software development and customer support purposes, and shall comply with all applicable laws, ordinances, governmental regulations, and all protective covenants and restrictions of record affecting such use, and all rules and regulations of the Prime Landlord with respect to the Building.

                  5. Base Rent. Commencing on the Rent Commencement Date, Subtenant shall pay base rent ("BASE RENT") for the Term hereby created in the annual amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00), payable in equal monthly installments of Twenty Five Thousand and 00/100 Dollars ($25,000.00).

                  (The Base Rent and the Additional Rent (as defined hereafter) are referred to herein as "RENT"). If the obligation of Subtenant to pay Base Rent hereunder begins on a day other than on the first day of a month, Base Rent from such date until the first day of the

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following month shall be pro-rated at the rate of one-thirtieth (1/30) of the
Base Rent for each day payable in advance. Subtenant will pay said Base Rent by check made payable to Sublandlord and sent to 174 Middlesex Turnpike, Bedford, Massachusetts, or to such other party as Sublandlord may designate, at its address provided in the notice section hereof, or at such other address as Sublandlord may hereafter designate in writing, in lawful money of the United States, without notice, demand, set-off or deduction whatsoever, except as otherwise provided in the Prime Lease. Base Rent shall be due and payable on the first day of each month.

                  6. Security Deposit. Subtenant shall provide Sublandlord a security deposit in the sum of Twenty Five Thousand and 00/100 Dollars ($25,000.00) payable upon execution of this Sublease. In the event of any default (and after the expiration of any applicable notice and cure periods) by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply all or any portion of the deposit to cure such default, in which event Subtenant shall be obligated to promptly deposit with Sublandlord that portion of the deposit used to cure such default. Said security deposit may be mingled with other funds of Sublandlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Sublandlord be liable to pay Subtenant interest thereon. If Subtenant faithfully performs all the covenants and conditions on its part to be performed, then the security deposit shall be returned to Subtenant within thirty (30) days after the expiration of the Sublease.

                  In lieu of delivering a cash security deposit to Sublandlord, Subtenant may deliver to Sublandlord an irrevocable letter of credit in the amount required in the immediately preceding paragraph, in a form and from an institutional bank reasonably satisfactory to Sublandlord. If the issuing bank's credit quality drops below an investment grade credit rating, Sublandlord reserves the right to require Subtenant to replace the original letter of credit with a substitute letter of credit from another bank reasonably acceptable to Sublandlord, which letter of credit shall be clean and irrevocable and otherwise be subject to the same terms and conditions as the original letter of credit.

                  7.     Additional Rent.

                  (a) Commencing as of January 1, 2004, Subtenant shall pay, in addition to Base Rent, its proportionate share of the (a) the Operating Costs (as defined in the Prime Lease) which are in excess of the Operating Costs in the Operating Cost Base Year, and (b) the Taxes (as defined in the Prime Lease) which are in excess of the Taxes in the Tax Base Year (both of which payments, in addition to those payments set forth in Section 7(b) and any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). For purposes of calculating such excess amounts, the term "Operating Cost Base Year" shall be calendar year 2003, and "Tax Base Year" shall be fiscal tax year 2003 (which payments, in addition to those payments set forth in Section 7(b) and any other amounts due hereunder, are referred to as "ADDITIONAL RENT"). All payments due by Subtenant under this Section 7(a) shall be made on the same day as comparable payments are due by Sublandlord under the Prime Lease. Subtenant's obligations hereunder, to the extent accrued prior to the Sublease expiration date, shall survive the expiration of the Sublease. Subtenant's proportionate share with respect to the Demised Premises is set forth in the Prime Lease. Subtenant shall have no independent right to request an audit of Prime Landlord's books and records, but in the event that Sublandlord audits the books and records of the Prime Landlord with respect to any payment of Additional Rent, Sublandlord agrees to

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provide Subtenant with copies of any such books and records, provided that
Subtenant agrees to sign any reasonable confidentiality agreement required by Prime Landlord; and provided further, that Sublandlord shall, upon the reasonable written request of Subtenant and consistent with the rights accorded to Sublandlord under the Prime Lease, request an audit of Prime Landlord's books and records.

                  (b) Subtenant shall also pay, as Additional Rent, all electricity charges with respect to the Demised Premises, as set forth in
Article 8 of the Prime Lease, and any other utility charges to the extent required under the Prime Lease.

                  8. Obligations Under the Prime Lease. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to and are made upon all of the terms, covenants, and conditions of the Prime Lease (except as otherwise set forth herein), with the same force and effect as if fully set forth herein at length, the termination (for whatever reason) of which Prime Lease shall automatically terminate this Sublease upon notice to Subtenant. Sublandlord agrees that it shall not cause to be done or suffer or permit any act to be done which would cause the Prime Lease to be voluntarily or consensually cancelled, terminated, forfeited or surrendered, except for Sublandlord's termination rights in the event of a casualty or taking pursuant to Articles 18 and 20 of the Prime Lease. Except as otherwise expressly provided for herein or as may be inconsistent or in conflict with the terms and provisions of this Sublease, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord under the Prime Lease with respect to the Demised Premises, except as otherwise set forth herein. Notwithstanding the foregoing, where "Premises" or "Lease" or words of similar import appear in the Prime Lease, the same shall be deemed to mean the Demised Premises (as defined in this Sublease) and this Sublease, respectively, and wherever the words "Landlord" and "Tenant" appear in the Prime Lease, the words shall be deemed to refer to Sublandlord and Subtenant, respectively.

         Notwithstanding the foregoing, to the extent that Sublandlord has any rights or options to extend or renew the Prime Lease, or any expansion options or right of first offers, Subtenant shall have no right to exercise such rights or options. In addition, notwithstanding the provisions of this Section 8 of the Sublease to the contrary, Sublandlord shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be provided to the Demised Premises that are made or performed by Prime Landlord under the Lease (including but not limited to the Prime Landlord's Covenants set forth in Article 8 of the Prime Lease), or any other term, covenant or condition required to be performed by Prime Landlord under the Lease, and for all such services and rights Subtenant will look solely to Prime Landlord; provided, however, that Sublandlord shall, upon reasonable notice from Subtenant of a default in the services provided by Prime Landlord with respect to the Demised Premises, shall use reasonable efforts to cause Prime Landlord to provide such services in accordance with the Prime Lease, provided, however, that "reasonable efforts" shall not require Sublandlord to expend any sums or commence any proceedings in connection with the same. To the extent that Sublandlord receives any abatement of its rental obligations under Paragraph 8.7(b) of the Prime Lease as a result of the failure of Prime Landlord to perform or provide any of the work or services to be provided by Prime Landlord in respect of the Demised Premises, Subtenant shall receive a corresponding abatement of its Rent due hereunder.

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                  9.       Insurance.

                           (a)      Subtenant shall obtain and at all times
during the term hereof maintain, at its sole cost and expense, policies of insurance in the amount and otherwise in conformance with the requirements of the Prime Lease.

                           (b)      Subtenant shall deliver to Sublandlord
certificates of such insurance at the beginning of the term of this Sublease, and thereafter certificates of renewal thereof not less than fifteen (15) days prior to the expiration of any such policy. In the event that Subtenant shall fail promptly to furnish any insurance herein required, Sublandlord may effect the same and pay the premium therefor for a period not exceeding one (1) year of the expiration hereof, and the premium so paid by Sublandlord shall be payable by Subtenant to Sublandlord within five (5) business days of receipt by Subtenant of notice of payment thereof from Sublandlord.

                           (c)      All policies of insurance as aforesaid shall
name both Sublandlord and the Prime Landlord as additional insureds, as their interests may appear, and include a clause waiving the rights of subrogation against Prime Landlord and Sublandlord,

                  10. Defaults. If Subtenant shall (i) fail to pay when due any Rent or other sums due hereunder, or (ii) shall fail to faithfully perform any other obligation under this Sublease, or (iii) any other default under
Article 21 of the Prime Lease occurs, then Subtenant shall be in default of this Sublease and, Sublandlord shall have all of the rights and remedies accorded to the Prime Landlord under the Prime Lease, subject to the notice and cure provisions set forth in Article 21.7 (Grace Period) of the Prime Lease, provided, however, that the grace periods in favor of Subtenant hereunder with respect to any non-monetary default shall be five (5) days less than the grace periods in favor of Sublandlord under the Prime Lease. Subtenant further agrees to reimburse Sublandlord for all costs and expenses, including reasonable attorneys' fees, incurred by Sublandlord in asserting its rights hereunder against Subtenant or any other party claiming by, through or under Subtenant.

                  11. Subordination. This Sublease is subject and subordinate to the Prime Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

                  12.      Assignments and Further Subleases.

                  (a) Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its rights or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, directly or indirectly, by operation of law or otherwise, without the prior written consent of Sublandlord and Prime Landlord. Sublandlord agrees that it shall not unreasonably withhold its consent to any proposed assignment or sublet, provided that the proposed assignment or sublet complies with all conditions set forth in the Prime Lease. Subtenant further agrees that, notwithstanding any assignment or sublease, Subtenant shall

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remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Sublease on the part of Subtenant to be performed or observed.

                  (b) In the event Subtenant subleases or assigns all or part of the Demised Premises to a tenant pursuant to Section 12 (a) above, and, after deducting all reasonable expenses incurred by Subtenant in connection with such sublease or assignment (including attorneys fees, brokerage commissions, tenant improvements paid by Subtenant and rent concessions) said tenant is obligated to pay Subtenant more in any month than Subtenant is obligated to pay Sublandlord under this Sublease, then Subtenant shall pay Sublandlord fifty percent (50%) of the amount by which the said tenant's payment obligations exceed the Subtenant's payment obligations hereunder.

                  13. Quiet Enjoyment and Consent of Prime Landlord. Sublandlord covenants and agrees with Subtenant that, upon Subtenant paying the rent reserved in this Sublease and observing and performing all the terms, covenants and conditions of this Sublease on Subtenant's part to be observed and performed, Subtenant may peaceably and quietly enjoy the Demised Premises during the term of this Sublease free from any claim by Sublandlord or persons claiming under Sublandlord, in accordance with the terms, covenants and conditions of this Sublease.

                  14. Indemnification. Subtenant and Sublandlord shall be governed by the terms of Article 15 of the Prime Lease with respect to each party's indemnification of the other, provided, however, that Subtenant's indemnity obligations thereunder shall run to both Sublandlord and the Prime Landlord.

                  15. Notices. Any notice, demand or other communication which must or may be given or made by either party hereto shall be in writing and shall be given or made by hand delivery, commercial courier, against receipt, or by mailing the same by registered or certified mail, postage prepaid, addressed:

                           In the case of Subtenant, to

                           Prior to Occupancy:

                           Atex Media Command, Inc.
                           15 Crosby Drive
                           Bedford, MA  01730
                           After Occupancy:

                           Atex Media Command, Inc.
                           24 Crosby Drive
                           Bedford, MA _____

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                           In the case of Sublandlord, to

                           RSA Security Inc.
                           174 Middlesex Turnpike
                           Bedford, MA 01730
                           Attn: Margaret Seif, General Counsel

Either party may, by notice to the other given as aforesaid, designate a new or additional address to which any such notice, demand or other communication thereafter shall be given, made or mailed. Any notice, demand or communication given hereunder shall be deemed delivered when actually received or refused.

                  16. Surrender. Upon the expiration of the Term, Subtenant shall quit and surrender to Sublandlord the Demised Premises (including the furnishings, phone systems and any other items, if any, owned by Sublandlord and which Subtenant used throughout the Term), broom clean and in as good order and condition as they were on the Commencement Date, ordinary wear and casualty excepted, and Subtenant shall remove from the Demised Premises all of its personal property, furnishings and trade fixtures. Subtenant's obligations to perform and observe this covenant shall survive the expiration or other termination of the term of this Sublease.

                  17. Holdover. In the event Subtenant shall not immediately surrender the Demised Premises upon the expiration of the Term, Subtenant shall become a month-to-month tenant at one hundred seventy five percent (175%) of the Rent then in effect, subject to all of the terms, conditions, covenants and agreements of this Sublease. Subtenant shall be liable to Sublandlord for, and shall indemnify Sublandlord against all claims made against Sublandlord resulting from Sublandlord's delay in delivering possession of the Demised Premises to Prime Landlord.

                  18. Sublandlord's Compliance with Prime Lease. Sublandlord agrees to pay all rents and other sums required of it, and comply with all other provisions of the Prime Lease. Sublandlord hereby represents and warrants that the Prime Lease (a) is presently in full force and effect, and has not been amended or modified, (b) there is presently no outstanding default in the payment of rent or other sums due under the Prime Lease and (c) to the best of Sublandlord's knowledge, there is presently no outstanding breach or default of the Prime Lease by either Sublandlord or Prime Landlord.

                  Subtenant agrees that in any case where the provisions of this Sublease require the consent or approval of Sublandlord prior to the taking of any action, it shall be a condition precedent to the taking of such action that the prior consent or approval of Prime Landlord shall have been obtained if Prime Landlord' consent must be obtained under the Prime Lease in such cases. In the event Prime Landlord's consent is so obtained, Sublandlord agrees that its consent shall not be unreasonably withheld, delayed or conditioned except as otherwise provided herein. Sublandlord agrees that it shall use commercially reasonable efforts to obtain Prime Landlord's consent in such circumstances (provided that in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent), but otherwise shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord.

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                  19.      Casualty and Taking. In the event of any taking by
eminent domain or damage by fire or other casualty to the Demised Premises thereby rendering the Demised Premises wholly or in part untenantable, Subtenant shall benefit in the same manner as Sublandlord, and acquiesce in and be bound by any action taken by or agreement entered into between Prime Landlord and Sublandlord, as set forth in Articles 18 through 20 of the Prime Lease with respect thereto.

                  20. Broker. The parties warrant that they have had no dealings with any broker or agent in connection with this Sublease except for T3 Realty Advisors, LLC and The Staubach Company. Sublandlord and Subtenant each covenant to pay, hold harmless and indemnify the other party from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by and broker or agent other than the brokers designated in this Section with respect to this Sublease or the negotiation thereof arising from a breach of the foregoing warranty. Sublandlord shall be responsible for payment of any brokerage commission to the brokers designated in this Section pursuant to the agreements separately executed between such brokers and the parties to this Sublease.

                  21. Furniture. The Premises shall be delivered to Subtenant with all furniture currently located therein, and Subtenant shall have the use of said furniture for the duration of the Term at no additional charge. Said furniture shall be returned to Sublandlord at the expiration or earlier termination of this Sublease in the same condition as of the date of this Sublease, reasonable wear and tear excepted.

                  22.      General Provisions.

                           (a)      Benefit and Burden. The covenants,
conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

                           (b)      Governing Law. It is the intention of the
parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).

                           (c)      Entire Agreement. This Sublease contains the
final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained.

                           (d)      Conflicts Between this Sublease and the
Prime Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease. Nothing herein shall be construed in any way to affect the rights and obligations of Sublandlord and the Prime Landlord under the Prime Lease.

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                           (e)      Captions. The captions throughout this
Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

                           (f)      Singular and Plural. Wherever appropriate
herein, the singular includes the plural and the plural includes the singular.

                           (g)      Counterparts. This Sublease may be executed
in several counterparts, but all counterparts shall constitute but one and the same instrument.

                           (h)      No Recordation. Neither this Sublease nor
any short-form memorandum or version hereof shall be recorded by either party.

                           (i)      Parking. Subtenant shall have the same
parking rights with respect to the Demised Premises as set forth in the Prime Lease, and subject to any restrictions or regulations set forth in the Prime Lease. Subtenant acknowledges that it has no exclusive parking rights except for "Tenant's Building No. 3 Exclusive Parking Area", as defined in Article 9 of the First Amendment to the Prime Lease.

                           (j)      Signage. Subtenant shall have the right to
erect signage at the Demised Premises and the Building in accordance with the provisions of the Prime Lease.

                           (k)      Rooftop Rights. Sublandlord agrees to use
its best efforts to assist Subtenant in securing any rooftop rights from the Prime Landlord with respect to the Building and which are additional to those already granted to Sublandlord by Prime Landlord, provided, however, that Sublandlord, other than its agreement to use such best efforts, shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord, and in no event shall Sublandlord be required to compensate Prime Landlord to obtain such consent. Sublandlord and shall have no liability to Subtenant in the event that Prime Landlord fails to grant Subtenant such additional rooftop rights. Any agreement for such additional rights shall be negotiated directly between Subtenant and Prime Landlord, without the participation of Sublandlord. Subtenant agrees that Sublandlord shall not be required to pay any cost or expense in connection with Subtenant's rooftop rights.

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                  IN WITNESS WHEREOF, Sublandlord and Subtenant have each
executed this Sublease on the day and year first hereinabove written.

                                       SUBLANDLORD:
                                       RSA SECURITY INC.

                                       By:  /s/ Gerard Wilson 1/13/02
                                            ---------------------------
                                       Its: VP + CIO
                                            /s/ Jeffrey D. Glidden 1/13/02
                                            ------------------------------

                                       SUBTENANT:
                                       ATEX MEDIA COMMAND, INC.

                                       By:  /s/ Nancy M. Faunce
                                            -------------------
                                       Its: President + CEO

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                                    EXHIBIT A

                                   Prime Lease

                                Attached hereto.

                                       11

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                                    EXHIBIT B

                              Outline of the Space

                                Attached hereto.

                                       12